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                                                                    Exhibit 21.1

                 Pegasus Communications Corporation Subsidiaries

Subsidiary                                                  State of Formation
----------                                                  ------------------
Argos Support Services                                      Texas
B.T. Satellite, Inc.                                        Maine
Bride Communications, Inc.                                  Delaware
Carr Rural TV, Inc.                                         Michigan
DBS Tele-Venture, Inc.                                      Texas
Digital Television Services of Indiana, LLC                 Georgia
DTS Management, LLC                                         Georgia
Golden Sky DBS, Inc.                                        Delaware
Golden Sky Holdings, Inc.                                   Delaware
Golden Sky Systems, Inc.                                    Delaware
Henry County MRTV, Inc.                                     Ohio
HMW, Inc.                                                   Maine
Pegasus Broadband Communications, Inc.                      Delaware
Pegasus Broadband Holdings, Inc.                            Delaware
Pegasus Broadcast Television, Inc.                          Pennsylvania
Pegasus Broadcast Towers, Inc.                              Delaware
Pegasus BTV Sub, LLC                                        Arkansas
Pegasus Communications Corporation PAC                      Delaware
Pegasus Communications Management Company                   Pennsylvania
Pegasus DARS, Inc.                                          Delaware
Pegasus Development Corporation                             Delaware
Pegasus Development DBS Corporation                         Delaware
Pegasus Development 107 Corporation                         Delaware
Pegasus Development 107 License Corporation                 Delaware
Pegasus Media & Communications, Inc.                        Delaware
Pegasus Pushcast Corporation                                Delaware
Pegasus Real Estate Company                                 Pennsylvania
Pegasus Satellite Communications, Inc.                      Delaware
Pegasus Satellite Development Corporation                   Delaware
Pegasus Satellite Finance Corporation 2000                  Delaware
Pegasus Satellite Finance Corporation 2001                  Delaware
Pegasus Satellite Holdings, Inc.                            Delaware
Pegasus Satellite Real Estate Company                       Delaware
Pegasus Satellite Television, Inc.                          Illinois
Pegasus Satellite Television of Illinois, Inc.              Illinois
Pegasus Towers, Inc.                                        Pennsylvania
Pegasus Travel, Inc.                                        Delaware
Portland Broadcasting, Inc.                                 Maine
Primewatch, Inc.                                            North Carolina
PST Holdings, Inc.                                          Delaware
South Plains DBS, L.P.                                      Texas
Telecast of Florida, Inc.                                   Florida
WBPG License Corp.                                          Delaware
WDBD License Corp.                                          Delaware
WDSI License Corp.                                          Delaware
WFXU Corporation                                            Delaware
WILF, Inc.                                                  Delaware
WOLF License Corp.                                          Delaware
WPBD, Inc.                                                  Delaware
WPBD License Corp.                                          Delaware
WTLH License Corp.                                          Delaware